Exhibit 10.1

Return to:

Erika B. Newsom, Esq.

Smith Moore Leatherwood, LLP

300 E. McBee Avenue, Suite 500

Greenville, South Carolina 29601

                                                                           Space Above Line for Processing Data

RBC Bank (USA)	Modification Agreement (Cover Page)

Prepared by: Erika B. Newsom, Esq. Smith Moore Leatherwood, LLP 300 E. McBee Avenue, Suite 500 Greenville, South Carolina 29601

State of South Carolina	County of Greenville

From:	COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation (“Borrower”), with a business/mailing address of 900 East Main Street, Suite T, Easley, South Carolina 29640.

To:	RBC BANK (USA) (“Bank”), with a business address of 134 N. Church Street, Rocky Mount, North Carolina 27804 and a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, which mailing address is the place to which all notices and communications should be sent to Bank regarding this Modification Agreement.

Date:	December 21, 2009

Cross Reference to Recorded Documents Modified:	N/A

Original Principal Debt:	$7,000,000.00

Current Principal Debt:	$1,357,000.00

Customer No.

Loan No.

RBC Bank (USA)	MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (“Modification Agreement”), entered into as of December 21, 2009, by COMPUTER SOFTWARE INNOVATIONS, INC. (“Borrower”) with a mailing address of 900 East Main Street, Suite T, Easley, South Carolina 29640, and RBC BANK (USA) (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220.

A.	Borrower has made and issued to Bank a promissory note (the “Note”) in the original principal amount and dated as indicated on Attachment 1 attached hereto.

B.	As indicated on Attachment 1, the Note is secured and the security for each is set forth in that certain Second Amended and Restated Loan and Security Agreement dated September 14, 2007 by and between Borrower and Bank (the “Loan and Security Agreement”).

C.	The Note, the Loan and Security Agreement and any security documents described on Attachment 1 and any other loan and security documents that are outstanding with respect to the extension of credit evidenced by the Note, even if not listed on Attachment 1, are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

D.	Bank and Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood and agreed that, except as herein modified, the terms and provisions of the Contract and the individual instruments, documents and agreements that make up the Contract shall remain unchanged and the Contract, as herein modified, shall continue in full force and effect as therein and herein written.

NOW, THEREFORE, Bank and Borrower, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt and sufficiency of which are hereby acknowledged by each, do hereby agree as follows:

Section 1. Modification. The Contract as it relates to the Note and the Loan and Security Agreement shall be, and the same is, modified in the manner set forth in Attachment 2.

Section 2. Effect of Modification. Nothing contained in this Modification Agreement shall in any way impair the security now held for the indebtedness evidenced by the Contract or the lien priority thereof, nor waive, annul, vary or affect any provision, condition, covenant and agreement contained in the Contract, nor affect or impair any rights, powers and remedies under the Contract, except as herein specifically modified to do any one or more of the foregoing. If any provision in this Modification Agreement shall be interpreted or applied by a court or other tribunal with personal and subject matter jurisdiction over the parties hereto and the Contract, as modified, so as to impair the security now held for the indebtedness or lien priority thereof, or do any one or more of any of the foregoing, such provision shall be ineffective to the extent it causes an impairment of such security or the lien priority thereof or causes any of such other consequences, or the application thereof shall be in a manner and to an extent which does not impair such security or the lien priority thereof, or result in the occurrence of any of the other consequences. This Modification Agreement does not extend the expiration dates or enlarge the terms of any property, physical damage, credit and any other insurance written in connection with or financed by said Contract.

Section 3. Financing Statements. Borrower irrevocably authorizes Bank to file such financing statements as may be necessary to protect, in Bank’s opinion, Bank’s security interests and liens and, to the extent Bank deems necessary or appropriate, to sign the name of Borrower with the same force and effect as if signed by Borrower and to make public in financing statements and other public filings such information regarding Borrower as Bank deems necessary or appropriate, including, without limitation, federal tax identification numbers, social security numbers and other identifying information.

Section 4. Credit Investigations; Bank’s Responsibilities. Bank is irrevocably authorized by Borrower to make and have made such credit investigations as it deems appropriate to evaluate Borrower’s credit, personal and financial standing and employment, and Borrower authorizes Bank to share with consumer reporting agencies and creditors its experiences with Borrower and other information in Bank’s possession relative to Borrower. Bank shall not have any obligation or responsibility to do any of the following: (1) protect and preserve any collateral and other security given or to be given in connection with the Contract, as herein modified, against the rights of third persons having an interest therein; (2) provide information to third persons relative to the Contract, as herein modified, Bank’s liens and security interests in any collateral and other security, or otherwise with respect to Borrower; and (3) subordinate its liens and security interests in any collateral and other security to the interests of any third persons or to enter into control agreements relative to such collateral and other security.

Section 5. Usury. Bank does not intend to and shall not reserve, charge and collect interest, fees and charges under the Contract, as herein modified, in excess of the maximum rates and amounts permitted by applicable law. If any interest, fees and charges are reserved, charged and collected in excess of the maximum rates and amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment.

Section 6. Documentary Stamps, etc. To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged and required to be paid in connection with this Modification Agreement, and any future extension, renewal and modification of the Contract, or assessed, charged and required to be paid in connection with any of the loan documents which make up the Contract.

Section 7. Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the extension of credit evidenced by the Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 8. Costs and Expenses. All of the costs and expenses incurred by Bank in connection with this Modification Agreement shall be paid by Borrower upon the request of and at the time of demand for payment thereof made by Bank on Borrower. As used herein, “costs and expenses” include, without limitation, reasonable attorneys’ fees and fees of legal assistants, and reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts – and all references to attorneys’ fees or fees of legal assistants, or fees of accountants, engineers, surveyors, appraisers or other professionals or experts shall mean reasonable fees.

Section 9. Maintenance of Records. Bank is authorized to maintain, store and otherwise retain this Modification Agreement and the other documents constituting the Contract in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 10. Waiver of Jury Trial. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Modification Agreement and waives any right to a trial by jury in any action or proceeding arising from or related to the Contract, as herein modified.

Section 11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State whose laws govern the Contract, excepting, however, its conflict of law provisions.

Section 12. Reservation of Rights; Entire Agreement. Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Contract. The Contract, as herein modified, contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of the Contract, all of which shall remain in full force and effect, as modified herein. This Modification Agreement shall be binding upon any assignee and successor in interest of the parties hereto. Borrower waives and will not assert against any transferee and assignee of Bank any claims, defenses, set-offs and rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. All references herein to the “Modification Agreement” include any supplemental agreements filed of record to reflect modifications of any of the instruments, documents and other agreements making up the Contract that are of record.

(Signatures On Next Page)

The undersigned have executed this Modification Agreement under seal as of the day and year first above stated.

BANK:

RBC BANK (USA)

/s/ Charles Arndt
Charles Arndt, Senior Vice President

COMPUTER SOFTWARE INNOVATIONS, INC.		Witness:

By:	/s/ David B. Dechant
	David B. Dechant, Chief Financial Officer	Print Name:

Attachment 1

To

Modification Agreement

1.	Describe Note (Date, Original Amount, Current Amount and all Modifications):

A.	Amended and Restated Commercial Promissory Note from Computer Software Innovations, Inc. to RBC Centura Bank (now known as RBC Bank (USA)) dated September 14, 2007 in the original principal amount of $7,000,000.00, with a current outstanding balance of $1,357,000.00, as amended by a Modification to Revolving Facility dated June 30, 2008 and as further amended by a Modification Agreement dated September 11, 2008.

2.	Describe Security Documents (Type, Date and if recorded, Recording Information):

A.	Second Amended and Restated Loan and Security Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank (now known as RBC Bank (USA)) dated September 14, 2007, as amended.

B.	UCC-1 Financing Statement, filed on January 31, 2007 in the Department of State for Delaware as No. 2007 0088061.

Attachment 2

To

Modification Agreement

The Contract shall be, and the same is, modified as follows:

1.	The maturity date stated in the Note is changed to August 31, 2011 and to the extent the maturity date is stated in any of the other individual instruments, documents and agreements that make up the Contract, the maturity date stated therein is changed to the date stated herein.

2.	The pre-default interest payable on the Note per annum will accrue at 250 basis points plus the LIBOR Base Rate, but in no event shall the pre-default interest rate be less than three percent (3%) per annum.

3.	A new Section 2.5(c) shall be added to the Loan and Security Agreement and it shall read as follows:

(c) Unused Facility Fee. Beginning January 1, 2010, Borrower shall pay to Bank quarterly, in arrears, a fee equal to 0.25% of the average daily Unused Revolving Facility. Such payments shall be delivered to Bank along with the quarterly financial statements of Borrower required under Section 6.4(a)(i) below.

4. Section 6.4 of the Loan and Security Agreement is hereby modified so that after modification, it shall read as follows:

6.4 Financial Statements; Reports; Certificates.

(a) Borrower shall deliver to Bank each and all of the financial statements, reports, certificates and other records referenced under this subsection (a) and such other statements, reports, certificates and records as Bank may reasonably request from time to time.

(i) Beginning with the quarter ended September 30, 2007, and as soon as available, but in any event within twenty (25) days after the end of each quarter, Borrower shall deliver to Bank an unaudited consolidated balance sheet and a statement of income, cash flow and retained earnings prepared in accordance with GAAP, consistently applied, covering Borrower’s consolidated operations during such period and for the corresponding quarter of the prior year, in a form acceptable to Bank.

(ii) Beginning with the fiscal year ending December 31, 2007, as soon as available, but in any event prior to May 31st, Borrower shall deliver to Bank audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, by an approved CPA.

(b) Within twenty (20) days after the last day of each month so long as any amounts remain outstanding under the Revolving Facility, and within ten (10) days prior to any borrowing under the Revolving Facility, Borrower shall deliver to Bank a Borrowing Base Certificate dated and signed by a Responsible Officer, together with an Accounts Receivable aging report, each in form acceptable to Bank.

(c) Prior to April 30th of each fiscal year of Borrower, Borrower shall deliver to Bank a detailed annual budget, and Borrower shall notify Bank of each material change to or deviation from such budget within five (5) Business Days after Borrower’s board of directors has approved such change or deviation.

(d) Borrower shall provide such additional statements and information as Bank may from time to time request, in form reasonably acceptable to Bank.

5. Exhibit A to the Loan and Security Agreement is hereby modified so that after modification, the following definitions shall be added or modified, as applicable, to read as follows:

“Unused Revolving Facility” means an amount equal to the maximum amount of the Revolving Facility then in effect less the aggregate amount of Advances outstanding under the Revolving Facility and any other deductions from the Revolving Facility as provided in the Agreement.

Except as modified herein, each of the loan and security documents outstanding with respect to the extension of credit evidenced by the Note set forth on Attachment 1, remains in full force and effect and legally binding and enforceable against the Borrower.